CERTIFICATE NUMBER                                           NUMBER OF SHARES

         1                                                   5,200


                       THE GABELLI EQUITY TRUST INC.
                           a Maryland corporation
              Series C Auction Rate Cumulative Preferred Stock
                         $.001 Par Value Per Share
                  $25,000 Liquidation Preference Per Share

                            Cusip No.362397 50 7

         This certifies that Cede & Co. is the owner of 5,200 fully paid and non-assessable Shares of Series C Auction Rate Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25,000 per share, of The Gabelli Equity Trust Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this______________ day of _____________________ A.D. 2002.


_______________________________,
As Transfer Agent and Registrar          THE GABELLI EQUITY TRUST INC.

By:_________________________             By:___________________________________
     Authorized Signature                   Name:  Bruce Alpert
                                            Title: Treasurer and Vice President

                                         Attest:_______________________________
                                                Name:
                                                Title:




SERIES C PREFERRED SHARES MAY BE TRANSFERRED ONLY (A) PURSUANT TO AN ORDER PLACED IN AN AUCTION, (B) TO OR THROUGH A BROKER-DEALER OR (C) TO THE FUND OR ANY AFFILIATE. NOTWITHSTANDING THE FOREGOING, A TRANSFER OTHER THAN PURSUANT TO AN AUCTION WILL NOT BE EFFECTIVE UNLESS THE SELLING EXISTING HOLDER OR THE AGENT MEMBER OF SUCH EXISTING HOLDER (IN THE CASE OF AN EXISTING HOLDER WHOSE SHARES ARE LISTED IN ITS OWN NAME ON THE BOOKS OF THE AUCTION AGENT), OR THE BROKER-DEALER OR AGENT MEMBER OF SUCH BROKER- DEALER (IN THE CASE OF A TRANSFER BETWEEN PERSONS HOLDING SHARES OF ANY SERIES THROUGH DIFFERENT BROKER-DEALERS), ADVISES THE AUCTION AGENT OF SUCH TRANSFER.





                               TRANSFER FORM


         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers _______ Shares of Series C Auction Rate Cumulative Preferred Stock represented by this Certificate unto _______________ , and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______


In presence of:


______________________                ___________________



         Shares of Series C Auction Rate Cumulative Preferred Stock evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of the Series C Auction Rate Cumulative Preferred Stock, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in


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the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.





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